UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2005

DIVERSA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4955 Directors Place, San Diego, California 92121
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 526-5000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2005, Diversa Corporation (the “Company”) entered into a separation agreement with Jay M. Short, Ph.D., a former director of the Company and the Company’s former president, chief executive officer and chief technology officer, who resigned effective October 5, 2005. In connection therewith, Dr. Short will continue to receive his base salary for a period of twelve (12) months from the effective date of his resignation, and will receive an additional twelve (12) months of vesting with respect to his unvested stock options and restricted stock award. A copy of the separation agreement is included as Exhibit 99.1 and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On October 24, 2005, the Company issued a press release announcing the Company’s financial results for the quarter ended September 30, 2005. The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

99.1	Separation Agreement by and between Diversa Corporation and Jay M. Short, Ph.D. dated October 26, 2005.

99.2	Press Release of Diversa Corporation dated October 24, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSA CORPORATION

Dated: October 28, 2005	By:	/s/ Anthony E. Altig
	Name:	Anthony E. Altig
	Title:	Senior Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Separation Agreement by and between Diversa Corporation and Jay M. Short, Ph.D. dated October 26, 2005.

99.2	Press Release of Diversa Corporation dated October 24, 2005.